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                                                                  Exhibit 99(ii)

         BROADWING                                          Press Release
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      INVESTOR CONTACT:                              MEDIA CONTACT:
Matt Booher                                          Thomas Osha
513.397.9904                                         513.397.7316
matt.booher@broadwing.com                       tom.osha@broadwing.com

               BROADWING REPORTS SECOND QUARTER FINANCIAL RESULTS
                OPERATING INCOME, CASH FLOW, EPS SHOW IMPROVEMENT

CINCINNATI--July 25, 2002--Broadwing Inc. (NYSE:BRW) today announced financial results for the second quarter. For the period, revenue of $553 million represented a 3 percent increase over the first quarter of 2002, and a 6 percent decline from the same period a year ago. Earnings before interest, taxes, depreciation, and amortization (EBITDA) increased 4 percent year over year to $158 million. Operating income more than doubled to $36 million from $16 million in the second quarter of 2001 and improved $27 million over the first quarter of 2002.

During the quarter, the Company reported a net loss of $0.10 per share, which represents a $0.04 per share improvement over a $0.14 per share loss in the second quarter of 2001.

During the quarter, the Company borrowed from its credit facility a net $27 million, down from $75 million of net borrowings during the same period in the prior year. Both figures include cash used for restructuring of $12 million and $5 million respectively.

"I am pleased that even in this challenging environment, our focus on operating income and cash flow drove measurable improvement in the second quarter," said Rick Ellenberger, Broadwing Inc. Chairman and CEO. "Our Cincinnati Bell businesses remain strong and steady, and Broadwing Communications continues to grow its share of high-value enterprise customers on a national basis."


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SPECIAL ITEMS
A carrier customer in bankruptcy terminated a service agreement with Broadwing Communications, releasing the Company from the obligation to provide service. As a result, the Company recognized a $17.5 million non-recurring, non-cash benefit in both revenue and EBITDA.

During the quarter, a large construction contract at Broadwing Communications was terminated. Since the contract is in dispute, $13 million was recorded as expense to recognize costs incurred in the quarter, which include shutdown costs.

Additionally, Broadwing Communications has deferred cash payment of the quarterly dividend, due August 15, 2002, on its Broadwing Communications subsidiary 12 1/2 percent preferred shares, in accordance with the terms of the security. The dividend will be accrued and the Company will conserve approximately $12.4 million of cash in the third quarter.

As required, the Company adopted SFAS 142 effective January 1, 2002. As a result of completing the Company's goodwill analysis in the second quarter, the statement of operations reflects a $2.0 billion non-cash, after-tax charge, effective January 1, 2002, associated with the write-off of goodwill related to the acquisition of its broadband business. In addition the Company stopped amortizing goodwill. This change will account for a decrease in amortization of $22 million in each quarter of 2002.

The company continues to be in compliance with all of its bank debt covenant agreements.

CINCINNATI-BASED OPERATIONS
Broadwing's Cincinnati-based businesses continued to drive revenue growth and margin expansion by leveraging demand for service bundles, offering award-winning customer service, and focusing on expense management.

On a consolidated basis, the Cincinnati Bell businesses reported revenue of $294

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million and EBITDA of $137 million; growth of 4 percent and 15 percent respectively over the same period in 2001. Operating income improved to $92.5 million, up 20% from $76.8 million in the second quarter of 2001. Selling, general, and administrative (SG&A) expenses were 16 percent of revenue, an improvement of 5 points over the same period in 2001. Capital spending for the Cincinnati Bell companies in the second quarter was $30 million, a 34 percent reduction versus the same quarter a year ago.

LOCAL COMMUNICATIONS SERVICES
Broadwing's local-exchange company, Cincinnati Bell Telephone, delivered another quarter of stable financial performance. Revenue grew by 1 percent to $210 million and EBITDA expanded 4 percent to an all-time high of $109 million, with a record EBITDA margin of 52 percent. Operating income grew 3 percent to $73 million.

Revenue growth continued to be driven by sales of data, voice, and IP services on Broadwing's national network and aggressive marketing of bundled services. For example, Complete Connections, Cincinnati Bell's bundled services product, enjoyed a record quarter for sales, adding nearly 23,000 net new subscribers. Cincinnati Bell is one of the industry leaders in the penetration of value added services, with 38 percent penetration.

Cincinnati Bell Telephone also completed the negotiation of a tentative contract (scheduled for a ratification vote July 25th) with its CWA represented workers that extends through May 2005.

WIRELESS SERVICES
Cincinnati Bell Wireless continued its focus on maximizing its financial profitability. Revenue of $68 million represented an 8 percent increase over the same period in 2001. EBITDA improved 72 percent from a year ago to $26 million and CBW's EBITDA margin of 39 percent represented an improvement of over 14 points over the comparable quarter in 2001. Operating income doubled over the same period last year to $18 million.

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Capital spending was $13 million and the operation produced net income of $8 million, up 20 percent over the first quarter of 2002.

In the quarter, Cincinnati Bell Wireless increased postpaid ARPU to $60.51, while churn remained low at under 1.6 percent. In the period, CBW recorded total net subscriber adds of 6,300.

OTHER OPERATIONS
In total, Other Communications Services businesses increased revenue 6 percent over the second quarter of 2001 to $20 million, while EBITDA improved to $2 million from a loss of $1 million during the same period. Operating income improved to $1.5 million, as compared to a loss of $1.7 million in the second quarter of 2001.

Cincinnati Bell Any Distance, the company's long distance offering, repeated its 2001 customer service success by winning the prestigious JD Power and Associates Award for Long Distance Customer Satisfaction Among Mainstream Users for the second straight year. Cincinnati market share for this offering remained unchanged over the prior quarter at 68 percent in the residential market and increased almost two points over the first quarter to 41 percent in the business market.

NATIONAL COMMUNICATIONS SERVICES
Broadwing Communications, the company's national communications services business, recorded revenue of $278 million, a decline of 13 percent from the second quarter 2001. EBITDA was $24 million, down $12 million from the same quarter a year ago. These results include the special non-recurring items previously discussed. With the national network complete, capital spending declined 87 percent over the comparable period in 2001 to $17 million.

Despite the challenging environment in the carrier market, Broadwing Communications continued to have solid success among high-value enterprise customers, attracting orders from new customers and expanding business opportunities with existing clients.

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In the second quarter, the National Accounts business, serving Fortune 2000 companies, generated over $11 million in revenue - almost doubling in size since the beginning of the year.

Further, Broadwing's unique MultiConnect offering, which recently won the Frost & Sullivan award for product distinction innovation, continues to be a strong acquisition tool, doubling revenue, customers, and number of locations sequentially.

"This remains a challenging environment and we are managing our business accordingly," said Kevin Mooney, chief operating officer, Broadwing Inc. "I am pleased by the progress we have made in the quarter to improve cash flow by carefully managing operating and capital expenses. Our focus persists on delivering superior service and products to our customers and continuing the financial discipline that will enable us to survive this challenging period in our industry."

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CONFERENCE CALL/WEBCAST
Broadwing will host a conference call discussing the second quarter results on Thursday, July 25 at 9:00 a.m. EDT, which can be accessed by dialing 800-422-9256 (internationally at 847-619-6928) at least fifteen minutes prior to start time. The conference call will also be web-cast on the company's website at www.broadwing.com. A taped replay will be available for one week by calling 888-843-8996 (internationally at 630-652-3044), passcode 5616158.

ABOUT BROADWING
Broadwing Inc. (NYSE: BRW) is an integrated communications company comprised of Broadwing Communications and Cincinnati Bell. Broadwing Communications leads the industry as the world's first intelligent, all-optical, switched network provider and offers businesses nationwide a competitive advantage by providing data, voice and Internet solutions that are flexible, reliable and innovative on its 18,500-mile optical network and its award-winning IP backbone. Cincinnati Bell is one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence and financial strength. The company was recently ranked number one in customer satisfaction by J.D. Power and Associates for local residential telephone service and residential long distance among mainstream users. Cincinnati Bell provides a wide range of telecommunications products and services to residential and

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business customers in Ohio, Kentucky and Indiana. Broadwing Inc. is headquartered in Cincinnati, Ohio. For more information, visit www.broadwing.com.

NOTE: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Broadwing's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Broadwing's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, world and national events that may affect the ability to provide services, and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2001 Form 10-K for Broadwing Inc. and Broadwing Communications Inc.




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